Exhibit B-191



                                     BYLAWS
                                       OF
                            D. W. CLOSE COMPANY, INC.


                                    ARTICLE I

                             Shareholders' Meetings
                             ----------------------

      Section 1. Annual Meetings. The annual meeting of the shareholders of this corporation, for the purpose of election of directors and for such other business as may come before it, shall be held at the general offices of the corporation, or at such other place as may be designated by the notice of the meeting, on the fourth Monday of April of each and every year, at 9:00 a.m., or in such other day or at such other time as may be designated by the notice of meeting, but in case such day shall be a legal holiday, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

      Section 2. Special Meetings. (Amended January 21, 1980) Special meetings of the shareholders of this corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the corporation, or by the president, or by a majority of the board of directors. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The board of directors may designate any place as the place of any special meeting called by the president or the board of directors, and special meetings called at the request of shareholders shall be held at such place as may be determined by the board of directors and placed in the notice of such meetings.

      Section 3. Notice of Meetings. Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States


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mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation.

      Section 4. Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      Section 5. Quorum and Adjourned Meetings. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

      Section 7. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his name on the books of the corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.



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                                   ARTICLE II

                                    Directors
                                    ---------

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

      Section 2. Number. The number of directors of the corporation shall be five (5).

      Section 3. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the state or shareholders of the corporation.

      Section 4. Election. The directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause, the directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these bylaws.

      Section 5. Vacancies. In case of any vacancy in the board of directors, the remaining directors, whether, constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor shall have been duly elected and qualified.

      Section 6. Resignation. Any director may resign at any time by delivering written notice to the secretary of the corporation.

      Section 7.  Meetings.

            (a) The annual meeting of the board of directors shall be held immediately after the annual shareholders' meeting at the same place as the annual shareholders' meeting or at such other place and at such time as may be determined by the directors. No notice of the annual meeting of the board of directors shall be necessary.

            (b) Special meetings may be called at any time and place upon the call of the president, secretary, or any one (1) director. Notice of the time and place of each


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special  meeting  shall be given by the  secretary,  or the persons  calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least three (3) days in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any director by attendance thereat.

            (c) Regular meetings of the board of directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the board of directors. No notice of regular meetings of the board of directors shall be necessary.

            (d) At any meeting of the board of directors, any business may be transacted, and the board may exercise all of its powers.

      Section 8   Quorum and Voting

            (a) A majority of the directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting from time to time until a quorum is obtained, and no further notice thereof need be given.

            (b) At each meeting of the board at which a quorum is present, the act of a majority of the directors present at the meeting shall be the act of the board of directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      Section 9. Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation I any other capacity and receiving compensation therefor.

      Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of


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directors at which action on any corporate  matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Article II, and Section 11 of the corporate bylaws shall be amended to read:

      Executive and Other Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors, except that no such committee shall have the authority to: declare dividends or distributions, except at the rate or in periodic amount determined by the board of directors; approve or recommend to shareholders actions or proposals required by the laws under which this corporation is formed to be approved by shareholders; fill vacancies on the board of directors or any committee thereof; amend the Bylaws; authorize or approve the reacquisition of shares unless pursuant to a general formula or method approved by the board of directors; fix compensation of any director for serving on the board of directors or on any committee; approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; reduce earned or capital surplus; or, appoint other committees of the board of directors or the members thereof.

                                   ARTICLE III

      Article II,  Section 8(c),  of the  corporate  bylaws shall be deleted and
Article III of the corporate bylaws shall be amended to read:

      Section 1. Actions by Written Consent. Any corporate action required or permitted by the Articles of Incorporation, Bylaws, or the laws under which this corporation is formed, to be voted upon or approved at a


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duly called meeting of the directors, committee of directors or shareholders may be accomplished without a meeting if unanimous consent of the respective directors or shareholders, setting forth the actions so taken, shall be signed by all the directors, committee members, or shareholders, as the case may be.

      Section 2. Meetings by Conference Telephone. Members of the board of directors, members of a committee of directors or shareholders may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

      Section 3.  Powers and Duties.
            (a) The Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and shareholders and shall supervise the carrying out of the policies adopted or approved by the board of directors. Except as otherwise may be provided by the directors, he shall be the chief executive officer of the corporation and shall have general executive powers and supervision over the business and affairs and personnel of the corporation. The chairman of the board may also exercise such other powers and duties as may from time to time be assigned to him by the board of directors.

            (b) President. The president shall have such executive powers and such other powers and duties as shall from time to time be assigned to him by the chairman of the board or the board of directors. He shall also exercise any and all regulations or practice to the office of president.

            (c) Vice President. In the absence of the president or his inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the board of directors.

            (d) Secretary. The secretary shall: (1)keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in


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accordance  with the  provisions  of these  Bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the corporation and affix the seal of the corporation to all documents as may be required; (4) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (5) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (6) have general charge of the stock transfer books of the corporation; and (7) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

            (e) Treasurer. Subject to the direction and control of the board of directors, the treasurer shall have the custody, control, and disposition of the funds and securities of the corporation and shall account for the same; and, at the expiration of his term of office, he shall turn over to his successor all property of the corporation in his possession.

      Section 4. Assistant Secretaries and Assistant Treasurers. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

      Section 5.  Removal.  The board of directors shall have the right to
                  -------
remove any officer whenever in its judgment the best interest of the corporation will be served thereby.

      Section 6. Vacancies. The board of directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his successor shall have been duly selected and qualified.

      Section 7. Salaries. The salaries of all officers of the corporation shall be fixed by the board of directors.

                                    ARTICLE V

                               Share Certificates
                               ------------------

      Section 1. Form and Execution of certificates. Certificates for shares of the corporation shall be in such form as is consistent with the provisions of the corporation laws of the State of Washington. They shall be signed by the president and by the secretary or assistant secretary, and the seal of the corporation shall be affixed thereto. Certificates may be issued for fractional shares.

      Section 2. Transfers. Shares may be transferred by delivery of the certificates therefor, accompanies either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

      Section 3. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond, when in the judgment of the board of directors it is proper to do so.

                                   ARTICLE VI

                                Books and Records
                                -----------------

      Section 1. Books of Accounts, Minutes, and Share Register. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the board of directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical



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order and showing their respective addresses and the number of shares held by each.

      Section 2. Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the board of directors or shareholders, when certified by he president or secretary.

                                   ARTICLE VII

                                 Corporate Seal
                                 --------------

      The board of directors  may provide for a corporate  seal which shall have
inscribed  thereon  the  name  of  the  corporation,   the  year  and  state  of
incorporation and the words "corporate seal".

                                  ARTICLE VIII

                                      Loans
                                      -----

      No loans shall be made by the corporation to its officers or directors, unless first approved by the holders of two-thirds (2/3) of the voting shares, and no loans shall be made by the corporation secured by its shares.

                                   ARTICLE IX

      Indemnification of Directors and Officers. Each director and officer, as those term are defined in RCW 23A.08.025, shall be indemnified to the fullest extent permitted by the laws under which this corporation is formed. Each person who serves at the request of the corporation as a trustee of an employee benefit plan shall be indemnified to the fullest extent permitted by the laws under which this corporation is formed. Further, the corporation shall have the power to indemnify each employee or agent of the corporation to the same extent as directors are indemnified pursuant to the first sentence above, and to such further extent as authorized by the board of directors. The board of directors may obtain insurance on behalf of any person who is or was a director, officer, employee or agent, against any liability arising out of that person" status as such, whether or not the corporation would have the power to indemnify that person against such liability.


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                                    ARTICLE X

                               Amendment of Bylaws
                               -------------------

      Section 1. By the Shareholders. These Bylaws may be amended, altered, or repealed by a two-thirds majority at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

      Section 2. By the Board of Directors. These Bylaws may be amended, altered, or repealed by the affirmative vote of a two-thirds majority of the whole board of directors at any regular or special meeting of the board.

                                     ARTICLE

                                   Fiscal Year
                                   -----------

      The fiscal year of the corporation shall be set by resolution of the board of directors.

                                   ARTICLE XII

                                 Rules of Order
                                 --------------

      The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the corporation.